Exhibit 11 - Statement re: Computation of Per Share Earnings
                                  (Unaudited)

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


                                                Three Months Ended               Six Months Ended
                                                     June 30                         June 30
                                             --------------------------     -------------------------
                                                 1997           1996           1997           1996
                                             -----------    -----------    -----------    -----------
Primary

Average shares outstanding                     2,566,665      2,566,665      2,566,665      2,566,665
Exercise of warrants                              88,888         88,888         88,888         88,888
Redemption of shares of series A preferred
   stock                                         150,000        150,000        150,000        150,000
Treasury stock repurchased                      (141,512)       (97,425)      (145,455)      (127,596)
                                             -----------    -----------    -----------    -----------
Total                                          2,664,041      2,708,128      2,660,098      2,677,957

Fully Diluted

Net effect of dilutive warrants based
  upon the treasury stock method
  using the average stock prices                   - - -          - - -          - - -          - - -
                                             -----------    -----------    -----------    -----------

Total                                          2,664,041      2,708,128      2,660,098      2,677,957
                                             ===========    ===========    ===========    ===========

Net Income                                   $   699,000    $   417,000    $   965,000    $   426,000
                                             ===========    ===========    ===========    ===========

Primary earnings per share                   $       .26    $       .15    $       .36    $       .16
                                             ===========    ===========    ===========    ===========

Fully diluted earnings per share             $       .26    $       .15    $       .36    $       .16
                                             ===========    ===========    ===========    ===========
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